Exhibit 10.5b

CHARTER COMMUNICATIONS, INC.

Amendment No. 1 to Amended and Restated Employment Agreement

WHEREAS, Charter Communications, Inc. (the "Company") and Marwan Fawaz (the "Executive") entered into an Employment Agreement, dated August 1, 2007, (as amended and restated February 23, 2010, the "Agreement"); and

WHEREAS, the Company and the Executive now wish to amend the Agreement in accordance with the provisions of Section 28 of the Agreement (this “Amendment”) as of May 3, 2010 (the “Effective Date”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual premises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein.

1. During the Amendment Term (as defined below), the Agreement shall be amended as follows:

FIRST:                      During the Amendment Term, the first sentence of Section 3 shall be amended to read as follows:

“Executive shall serve as Executive Vice President, Operations and Chief Technology Officer, reporting to the Chief Executive Officer, with such responsibilities, duties and authority as are customary for such roles including, but not limited to, overall management responsibility for technology and engineering in the Company and for supervising the operations of the Company.”

SECOND:                      During the Amendment Term, the first sentence of Section 5 shall be amended to read as follows:

“During the Term, Executive shall receive a base salary at a rate of not less than $650,000 per annum (the “Annual Base Salary”), less standard deductions, paid in accordance with the Company’s general payroll practices for executives, but no less frequently than monthly.”

THIRD:                      During the Amendment Term, Section 6 shall be amended to read as follows:

“Except as otherwise provided for herein, for each fiscal  year or other period consistent with the Company’s then-applicable normal employment practices during which Executive is employed hereunder on the last day (the “Bonus Year”), Executive shall be eligible to receive a bonus in an amount up to 125% of Executive’s Annual Base Salary (the “Bonus” and bonuses at such percentage of Annual Base Salary being the “Target Bonus”) pursuant to, and as set forth in, the terms of the Executive Bonus Plan as such Plan may be amended from time to time, plus such other bonus payments, if any, as shall be determined by the Committee in its sole discretion, with such Bonus and other bonuses being paid on or before March 15 of the next year following the Bonus Year.”

FOURTH:                      The following shall be added to Section 7:

“At the time equity awards are made to employees generally, Executive shall be granted a Stock Option to purchase 100,000 shares of Company Stock, that will become vested and non-forfeitable in accordance with the same terms and conditions applicable to other participants generally in the second round of equity grants to be made in connection with the Company’s emergence from restructuring (the “Stock Option”).”

2. For purposes of Section 15(b)(i)(B), Executive’s Annual Base Salary and Target Bonus shall be determined without regard to the increases implemented pursuant to this Amendment.

3. This Amendment shall be effective for a period of twelve (12) months following the Effective Date (the “Amendment Term”) and, thereafter, shall be of no force and effect and the Agreement shall revert to the terms and conditions contained therein as of February 23, 2010; provided, however, Paragraph 3 of the Amendment shall have no impact on Executive’s right to receive the Stock Option (as defined in the Agreement) to the extent it has not been granted prior to the expiration of the Amendment Period.  Changes in Executive’s Annual Base Salary (as defined in the Agreement), Target Bonus Percentage (as defined in the Agreement), title and/or material responsibilities implemented pursuant to the expiration of this Amendment shall not constitute “Good Reason” pursuant to the Agreement.

4. Except as specifically modified herein, the Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

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IN WITNESS WHEREOF, the Company and Executive have executed this first amendment to the Agreement as of the date first written above.

CHARTER COMMUNICATIONS, INC.

By:  /s/Michael J. Lovett
Name:           Michael J. Lovett
Title:  President and Chief Executive Officer

MARWAN FAWAZ

/s/Marwan Fawaz